INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY
AND SERVICE AGREEMENT

THIS AGREEMENT is entered into this 30th day
of December, 1998 by and between Dresdner RCM
Global Funds, Inc. (the "Company"), on behalf
of Dresdner RCM Global Equity Fund, a series
of the Company (the "Fund") and Dresdner RCM
Global Investors LLC (the "Investment Manager").
1.	Appointment and Acceptance of Appointment
of the Investment Manager
	(a)	Subject to express provisions and
limitations set forth in the Company's Articles of
Incorporation, Bylaws, Form N-1A Registration
Statement under the Investment Company Act of
1940, as amended (the "1940 Act") and under the
Securities Act of 1933, as amended (the "1933 Act"),
and the Fund's prospectus as in use from time to
time, as well as to the factors affecting the
Company's status as a regulated investment company
under the Internal Revenue Code of 1986, as amended,
the Company hereby grants to the Investment Manager
and the Investment Manager hereby accepts full
discretionary authority to manage the investment
and reinvestment of the cash, securities, and other
assets of the Fund (the "Portfolio") presently
held by State Street Bank & Trust Company (the
"Custodian"), any proceeds thereof, and any
additions thereto, in the Investment Manager's
discretion. In the performance of its duties
hereunder, the Investment Manager shall further
be bound by any and all determinations by the
Board of Directors of the Company relating to the
investment objectives policies or restrictions of
the Fund, which determinations shall be communicated
in writing to the Investment Manager. For all
purposes herein, the Investment Manager shall be
deemed an independent contractor of the Company.
2.	Powers of the Investment Manager
	Subject to the limitations provided in
Section 1 hereof, the Investment Manager is
empowered hereby, through any of its partners,
principals, or appropriate employees, for the
benefit of the Fund:
	(a)	to invest and reinvest in shares,
stocks, bonds, notes and other obligations of every
description issued or incurred by governmental
bodies, corporations, mutual funds, trusts,
associations or firms, in trade acceptances and
other commercial paper, and in loans and deposits
at interest on call or on time, whether or not
secured by collateral;
	(b)	to purchase and sell commodities
or commodities contracts and investments in put,
call, straddle, or spread options;
	(c)	to enter into forward, future, or
swap contracts with respect to the purchase and
sale of securities, currencies, commodities, and
commodities contracts;
	(d)	to lend its portfolio securities
to brokers, dealers and other financial institutions;
	(e)	to buy, sell, or exercise options,
rights and warrants to subscribe for stock or
securities;
	(f)	to engage in any other types of
investment transactions described in the Fund's
Prospectus and Statement of Additional Information;
and
	(g)	to take such other action, or to
direct the Custodian to take such other action,
as may be necessary or desirable to carry out the
purpose and intent of the foregoing.
3.	Execution of Portfolio Transactions
	(a)	The Investment Manager shall
provide adequate facilities and qualified personnel
for the placement of, and shall place, orders for
the purchase, or other acquisition, and sale, or other
disposition, of portfolio securities or other
portfolio assets for the Fund.
	(b)	Unless otherwise specified in
writing to the Investment Manager by the Fund,
all orders for the purchase and sale of securities
for the Portfolio shall be placed in such markets
and through such brokers as in the Investment Manager's
best judgment shall offer the most favorable price
and market for the execution of each transaction;
provided, however, that, subject to the above, the
Investment Manager may place orders with brokerage
firms that have sold shares of the Fund or that furnish
statistical and other information to the Investment
Manager, taking into account the value and quality
of the brokerage services of such firms, including
the availability and quality of such statistical
and other information. Receipt by the Investment
Manager of any such statistical and other information
and services shall not be deemed to give rise to any
requirement for abatement of the advisory fee payable
to the Investment Manager pursuant to Section 5 hereof
and Appendix A hereto.
	(c)	The Fund understands and agrees that
the Investment Manager may effect securities
transactions which cause the Fund to pay an amount
of commission in excess of the amount of commission
another broker would have charged, provided, however,
that the Investment Manager determines in good faith
that such amount of commission is reasonable in
relation to the value of Fund share sales, statistical,
brokerage and other services provided by such broker,
viewed in terms of either the specific transaction or
the Investment Manager's overall responsibilities to
the Fund and other clients for which the Investment
Manager exercises investment discretion. The Fund also
understands that the receipt and use of such services
will not reduce the Investment Manager's customary and
normal research activities.
	(d)	The Fund understands and agrees that:
		(i)	the Investment Manager performs
investment management services for various clients and
that the Investment Manager may take action with
respect to any of its other clients which may differ
from action taken or from the timing or nature of
action taken with respect to the Portfolio, so long
as it is the Investment Manager's policy, to the
extent practical, to allocate investment opportunities
to the Portfolio over a period of time on a fair and
equitable basis relative to other clients;
		(ii)	the Investment Manager shall
have no obligation to purchase or sell for the Portfolio
any security which the Investment Manager, or its
principals or employees, may purchase or sell for its or
their own accounts or the account of any other client, if
in the opinion of the Investment Manager such transaction
or investment appears unsuitable, impractical or
undesirable for the Portfolio;
		(iii)	on occasions when the Investment
Manager deems the purchase or sale of a security to be
in the best interests of the Fund as well as other clients
of the Investment Manager, the Investment Manager, to the
extent permitted by applicable laws and regulations, may
aggregate the securities to be so sold or purchased when
the Investment Manager believes that to do so will be in
the best interests of the Fund. In such event, allocation
of the securities so purchased or sold, as well as the
expenses incurred in the transaction, shall be made by
the Investment Manager in the manner the Investment Manager
considers to be the most equitable and consistent with its
fiduciary obligations to the Fund and to such other clients;
and
		(iv)	the Investment Manager does not
prohibit any of its principals or employees from purchasing
or selling for their own accounts securities that may be
recommended to or held by the Investment Manager's clients,
subject to the provisions of the Investment Manager's Code
of Ethics and that of the Company.
4.	Allocation of Expenses of the Company and the Fund
	(a)	The Investment Manager will bear all
expenses related to salaries of its employees and to
the Investment Manager's overhead in connection with
its duties under this Agreement. The Investment
Manager also will pay all fees and salaries of the
Company's directors and officers who are affiliated
persons (as such term is defined in the 1940 Act) of the
Investment Manager.
	(b)	Except for the expenses specifically
assumed by the Investment Manager, the Fund will pay all
of its expenses, including, without limitation, fees and
expenses of the directors not affiliated with the Investment
Manager attributable to the Fund; fees of the Investment
Manager; fees of the Fund's administrator, custodian and
subcustodians for all services to the Fund (including
safekeeping of funds and securities and maintaining required books and accounts); transfer agent, registrar and dividend reinvestment and disbursing agent; interest charges; taxes;
charges and expenses of the Fund's legal counsel and
independent accountants; charges and expenses of legal
counsel provided to the non-interested directors of the
Company; expenses of repurchasing shares of the Fund;
expenses of printing and mailing share certificates,
stockholder reports, notices, proxy statements and reports to governmental agencies; brokerage and other expenses connected with the execution, recording and settlement of portfolio
security transactions; expenses connected with negotiating
or effecting purchases or sales of portfolio securities or
registering privately issued portfolio securities; expenses
of calculating and publishing the net asset value of the
Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors
and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; and SEC and state blue sky registration fees.
	(c)	The expenses borne by the Fund pursuant to
Section 4(b) shall include the Fund's proportionate share of any such expenses of the Company, which shall be allocated among the Fund and the other series of the Company on such basis as the Company shall deem appropriate.
5.	Compensation of the Investment Manager
	(a)	In consideration of the services performed by the
Investment Manager hereunder, the Funds will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached Schedule of Fees (Appendix A). In the event of termination, any management fees paid in advance pursuant to such fee schedule will be
prorated as of the date of termination and the unearned portion thereof will be returned to the Fund.
	(b)	The net asset value of the Fund's Portfolio used
in fee calculations shall be determined in the manner set forth in the Articles of Incorporation and Bylaws of the Company and the
Fund's prospectus as of the close of regular trading on the New
York Stock Exchange on each business day the New York Stock Exchange is open.
	(c)	The Fund hereby authorizes the Investment Manager
to charge the Portfolio, subject to the provisions in Section 4 hereof, for the full amount of fees as they become due and payable pursuant to the attached schedule of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.
	(d)	The Investment Manager may from time to time
voluntarily agree to limit the aggregate operating expenses of the Fund for one or more fiscal years of the Company, as set forth in Appendix A hereto or in any other written agreement with the Company. If in any such fiscal year the aggregate operating expenses of the Fund (as defined in Appendix A or such other written agreement) exceed the applicable percentage of the average daily net assets of the Fund for such fiscal year, the Investment Manager shall reimburse the Fund for such excess operating expenses. Such operating expense reimbursement, if any, shall be estimated, reconciled and paid on a quarterly basis, or such more frequent basis as the Investment Manager may agree in writing. Any such reimbursement of the Fund shall be repaid to the Investment Manager by the Fund, without interest, at such later time or times as it may be repaid without causing the aggregating operating expenses of the Fund to exceed the applicable percentage of the average daily net assets of the Fund for the period in which it is repaid; provided, however, that upon termination of this Agreement, the Fund shall have no further obligation to repay any such reimbursements.
6.	Service To Other Clients
	Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from engaging in such businesses or in other related or unrelated businesses.
7.	Standard of Care
	The Investment Manager shall have no liability to the Fund,
or its stockholders, for any error of judgment, mistake of law, loss arising out of any investment, or other act or omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the
undersigned may have under any federal securities laws.
8.	Duration of Agreement
	This Agreement shall continue in effect until the close
on the second anniversary on the date hereof.  This Agreement may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by (i) the Board of Directors of the Company, or by the vote of a majority (as defined in the 1940 Act) of the
outstanding voting securities of the Company, and (ii) a majority of those directors who are not parties to this Agreement or
interested persons (as defined in the 1940 Act) of any such
party cast in person at a meeting called for the purpose of
voting on such approval.
9.	Termination
	This Agreement may be terminated at any time,
without payment of any penalty, by the Board of Directors
of the Company or by the vote of a majority (as defined in
the 1940 Act) of the outstanding voting securities of the
Company on sixty (60) days' written notice to the Investment
Manager, or by the Investment Manager on like notice to the
Company. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).
10.	Reports, Books and Records
	The Investment Manager shall render to the Board of
Directors of the Company such periodic and other reports as
the Board may from time to time reasonably request.  In
compliance with the requirements of Rule 31a-3 under the 1940
Act, the Investment Manager hereby agrees that all records which it maintains for the Company are property of the Company.
The Investment Manager shall surrender promptly to the Company any of such records upon the Company's request, and shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
11.	Representations and Warranties
	The Investment Manager represents and warrants to the Company that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940. During the term of this Agreement, the Investment Manager shall notify the Company of any change in the membership of the Investment Manager's partnership within a reasonable time after such change. The Company represents and warrants to the Investment Manager that the company is registered as an open-end management investment company under the 1940 Act.
Each party further represents and warrants to the other that this Agreement has been duly authorized by such party and constitutes the legal, valid and binding obligation of such party in accordance with its terms.
12.	Amendment of this Agreement
	No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.





DRESDNER RCM GLOBAL INVESTORS 	DRESDNER RCM GLOBAL FUNDS, INC.
LLC	 			ON BEHALF OF DRESDNER RCM
														GLOBAL EQUITY FUND

By: /s/William L. Price		By: /s/George A. Rio



ATTEST: /s/Robert J. Goldstein	ATTEST: /s/Karen Jacoppo-Wood

APPENDIX A
INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
AND SERVICE AGREEMENT
BETWEEN DRESDNER RCM GLOBAL INVESTORS LLC (the "INVESTMENT
MANAGER")AND DRESDNER RCM GLOBAL FUNDS, INC.

SCHEDULE OF FEES
FOR DRESDNER RCM GLOBAL EQUITY FUND

Effective Date:  as of December 30, 1998
The Fund will pay a monthly fee to the Investment
Manager based on the average daily net assets of the Fund,
at the following annual rate:
	Value of Securities and Cash of Fund	Fee
	The first $500 million 			0.75% annually
	Above $500 million and below $1 billion	0.70% annually
	Above $1 billion			0.65% annually
For the fiscal year ended December 31, 1999, the Investment
Manager shall reimburse the Fund, on behalf of its Class N and
Class I shares, to the extent that the operating expenses of each such class exceed 1.50% and 1.25%, respectively, of the average daily net assets.  For this purpose, the "operating
expenses" of the Fund's Class N and Class I shares shall be
deemed to include all ordinary operating expenses other than interest, taxes and extraordinary expenses.
Dated:  as of December 30, 1998
DRESDNER RCM GLOBAL INVESTORS 	DRESDNER RCM GLOBAL FUNDS, INC.
LLC	 			ON BEHALF OF DRESDNER RCM
															GLOBAL EQUITY FUND

By: /s/William L. Price		By: /s/George A. Rio



ATTEST: /s/Robert J. Goldstein	ATTEST: /s/Karen Jacoppo-Wood
		N-SAR Sub-Item 77Q1(e)

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